Exhibit 107

Filing Fee Exhibit

Calculation of Filing Fee Table

S-3

(Form Type)

United States 12 Month Oil Fund, LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Exchange- Traded Security	United States Gasoline Fund	Rule 457(u)	Indeterminate Amount of Securities	(1)	(1)	(1)	(1)
Carry Forward Securities
	Total Offering Amounts							(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							(1)

(1)	The registration statement covers an indeterminate amount of securities to be offered or sold and the filing fee will be calculated and paid in accordance with Rule 456(d) and Rule 457(u).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	United States 12 Month Oil Fund	S-1	333-238283	May 15, 2020		$267,322.58	Exchange- Traded Vehicle Securities	United States 12 Month Oil Fund	258,400,000	$3,558,168,000	$267,322.58
Fee Offset Sources	United States 12 Month Oil Fund	S-1	333-238283	May 15, 2020			Exchange- Traded Vehicle Securities	United States 12 Months Oil Fund	258,400,000	$3,558,168,000	$267,322.58